SPRUCEGROVE INVESTMENT MANAGEMENT LIMITED

                                 Code of Ethics





                                 February 2017














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                               TABLE OF CONTENTS

                                                                            Page
I.   INTRODUCTION .........................................................    1
     A.   Advisory Associate ..............................................    1
     B.   Application of Code of Ethics ...................................    1

II.  FIDUCIARY DUTY TO CLIENTS ............................................    2
     A.    General Conduct ................................................    2
     B.    Conflicts of Interest ..........................................    3
     C.    Disclosure Requirements ........................................    4
     D.    Client Accounts ................................................    5
     E.    Brokerage (Commission) Allocation ..............................    6
     F.    Allocation of Investment Opportunities Among Clients ...........    6

III. SELF DEALING / PERSONAL TRADING ......................................    7
     A.    Exempt Securities ..............................................    8
     B.    Record Keeping and Reporting ...................................    9

IV.  RECEIPT AND USE OF MATERIAL INSIDE INFORMATION .......................   12
     A.    Reporting to Compliance Officer ................................   12
     B.    Definitions ....................................................   13

V.   BUSINESS PRACTICES AND PROCEDURES ....................................   13
     A.    Registration Requirements ......................................   13
     B.    Information Disclosure .........................................   14
     C.    Investment Management Agreement ................................   14
     D.    Correspondence .................................................   14
     E.    Social Media ...................................................   15
     F.    Pay to Play ....................................................   16
     G.    Advertising / Sales Literature .................................   17
     H.    Gifts and Gratuities ...........................................   20
     I.    Client Complaints ..............................................   20
     J.    Unethical Practices ............................................   21
     K.    Confidentiality ................................................   21
     L.    Recordkeeping ..................................................   21


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APPENDIX ..................................................................   24
   A.   Annual Compliance Declaration .....................................   25
   B.   Sprucegrove Registrations .........................................   30
   C.   Associate Registrations ...........................................   31
   D.   Annual Investment Club Statement and Acknowledgement ..............   31





























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I.  INTRODUCTION

Sprucegrove Investment Management Limited ("Sprucegrove" or the "Firm") specializes in the provision of investment advisory services for global equities to institutions and other sophisticated investors located in Canada and the United States.

This Code of Ethics (the "Code") establish rules of professional conduct for Advisory Associates of Sprucegrove in the provision, solicitation and sale of investment advisory services. Of necessity, they are broad in scope and do not address unusual circumstances which may require special attention or individualized treatment. In such instances, you should contact the Chief Compliance Officer (the Chief Compliance Officer, or his delegates, "Compliance Officer") for guidance.

     A.   ADVISORY ASSOCIATE

For the purposes of the Code, Advisory Associate ("Associate") shall mean any part time or full time employee, Director or Officer of Sprucegrove.

     B.   APPLICATION OF CODE OF ETHICS

The Compliance Officer of Sprucegrove is responsible for the implementation of and monitoring of compliance with the Code.

          1. The Code will be issued and explained to all Associates upon employment by Sprucegrove. Upon issue, and annually thereafter, each Associate will certify that he or she has read and understands the Code and any amendments and has complied with the provisions therein. (See Appendix
     A)

          2. If at any time an Associate is in doubt as to the proper application of the Code, he should immediately consult with the Compliance Officer.

          3. Associates shall comply with all applicable laws, rules and regulations of any government, governmental agency and regulatory organization governing his or her professional, financial or business activities, as well as with the Code. Sprucegrove will endeavour to provide appropriate information to all Associates concerning the Code and applicable laws.

          4. Sprucegrove or its Associates are required to read, comprehend, and abide by the Code of Ethics and Standards of Professional Conduct published by the CFA Institute (CFA).

          5. Associates are obligated to report any violation, or potential violation, of the Code or applicable laws to the Compliance Officer. The Compliance Officer will investigate any matter and report any significant violations to Sprucegrove's Board of Directors. The Board of Directors may impose such sanctions as it deems appropriate under the circumstances including but not limited to verbal and written warnings, suspension of employment, or termination of employment.


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          6. All information obtained by the Compliance Officer from any
     Associate shall be kept in strict confidence. However, reports will be made available to the Ontario Securities Commission, or the Securities and Exchange Commission, or to any other regulatory organization to the extent required by law or regulation.

COMPLIANCE/VERIFICATION

          1. THE COMPLIANCE OFFICER WILL MEET AT LEAST ANNUALLY WITH ALL ASSOCIATES TO REVIEW THIS CODE, INCLUDING ANY DEVELOPMENTS IN THE LAW, AND TO ANSWER ANY QUESTIONS OF INTERPRETATION OR APPLICATION OF THIS CODE.

          2. THE COMPLIANCE OFFICER WILL PERFORM A COMPLIANCE REVIEW OF A COMPLETED ASSOCIATE DECLARATION FOR EACH ASSOCIATE UPON ASSOCIATION AND ANNUALLY THEREAFTER. ASSOCIATE DECLARATIONS WILL BE RETAINED FOR NOT LESS THAN 6 YEARS.

          3. THE COMPLIANCE OFFICER WILL ENSURE AMENDMENTS TO THE CODE ARE PROVIDED TO ALL ASSOCIATES ON A TIMELY BASIS.

     4. THE COMPLIANCE OFFICER WILL REPORT ANNUALLY TO THE BOARD OF DIRECTORS ON HIS ACTIVITIES AND FINDINGS RELATED TO THIS CODE.

II.  FIDUCIARY DUTY TO CLIENTS

Sprucegrove is a fiduciary which owes its clients undivided loyalty, and is prohibited from engaging in activity in conflict with the interest of any client. This fiduciary obligation imposes upon Sprucegrove and its Associates numerous responsibilities including the duty to render disinterested and impartial advice; to make suitable recommendations to clients in light of their needs, financial circumstances and investment objectives; to exercise a high degree of care to ensure that adequate and accurate representations and other information about securities are presented to clients; and to have an adequate basis in fact for its recommendations, representation and projections.

     A.   GENERAL CONDUCT

The fiduciary standards of conduct under applicable legislation generally apply to the discharge of Sprucegrove's duty with respect to the client.

          1. Sprucegrove and its Associates must discharge their duties with respect to a plan / portfolio solely in the interests of its participants and beneficiaries.

          2. Sprucegrove and its Associates must discharge their duties for the exclusive purpose of providing benefits to plan / portfolio participants and their beneficiaries.

          3. Sprucegrove and its Associates must discharge their duties with respect to the plan/portfolio with the care, skill, prudence and diligence under the circumstances prevailing that a prudent man acting in a like capacity and familiar with such matters


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     would use in the conduct of an enterprise of a like character and with like aims. An Associate should give appropriate consideration to those facts and circumstances that, given the scope of Sprucegrove's duties, he or she knows or should know are relevant to the particular investment or investment course of action involved, including the role such investment or investment course of action plays in the portion of the investment portfolio to which Sprucegrove has investment duties.

          4. Sprucegrove and its Associates must diversify the investments of a plan/portfolio so as to minimize the risk of large losses unless under the circumstances it is clearly not prudent to do so. The facts to be considered for diversification include:

          a.   the purpose of the plan/portfolio;

          b.   the amount of the plan/portfolio assets;

          c.   financial and industry conditions;

          d.   the type of investment;

          e.   distribution as to geographic location;

          f.   distribution as to industries; and

          g.   the dates of maturities.

          5. Sprucegrove and its Associates must also discharge their duties with respect to the plan/portfolio in accordance with the documents and instruments of the plan/portfolio.

     B.   CONFLICTS OF INTEREST

No Associate should use his or her position or the knowledge gained therein in such a manner that a conflict arises between Sprucegrove's interests on behalf of its clients and his or her personal interests.

          1. All Associates are required to disclose to the Compliance Officer any outstanding commercial interests which might influence their official decisions or actions including, without limitation:

          a. direct or indirect beneficial ownership of the voting rights of any class of securities or interests of an issuer;

          b. the receipt of payments, gifts, entertainments or other favours which might be regarded as placing him or her under some obligation to a third party dealing or desiring to deal with Sprucegrove or its clients;


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          c.   any outside employment, position, activities or business
               relationships including volunteer positions which may compete or conflict to a significant extent with the interests of Sprucegrove and its clients;

          2. If at any time an Associate, or a member of his or her family living in the same household, is considering the assumption of a financial interest or outside relationship that might involve a conflict of interest, he or she should immediately make known all the facts to the Compliance Officer. Except as otherwise directed by the Compliance Officer, he should refrain from exercising responsibility in any matter which might be reasonably thought to be affected by his or her potential conflicting interest.

     3. Associates must complete the Compliance Declaration upon association and annually thereafter. (See Appendix A)

     C.   DISCLOSURE REQUIREMENTS

Sprucegrove is required to disclose to each client, or prospective client, information that is material to an evaluation of its integrity or ability to meet contractual commitments to clients including information regarding its advisory services and fees; types of clients; types of investments; methods of analysis; sources of information and investment strategies; education and business experience and background; other business or financial services industry activities or affiliations; participation or interest in client transactions; conditions for managing accounts; procedures for review of accounts; investment or brokerage discretion policies; additional compensation received; material legal or disciplinary events, and material facts with respect to its financial condition.

US CLIENTS

          1. The Uniform Application for Investment Adviser Registration (Form ADV Part 2A) provides a format for these required disclosures. Sprucegrove is required to provide each new client with a copy of Form ADV Part 2A prior to the inception of their account and to remind each client annually that it is available upon request.

          2. Associates are required to operate within the constraints established by Sprucegrove in its Form ADV. Each Associate is also required to immediately notify the Compliance Officer of any situation which would render information contained in Form ADV inaccurate, including involvements in any felony or misdemeanour, and financial or investment related investigations or actions.

          3. Associates will complete a Disclosure of Regulatory Matters Statement upon association and annually thereafter. (See Appendix A)

COMPLIANCE/VERIFICATION

          1. THE COMPLIANCE OFFICER WILL AT A MINIMUM REVIEW FORM ADV AND ANY OTHER MATERIALS PROVIDED TO EXISTING OR PROSPECTIVE CLIENTS ON AN ANNUAL BASIS AND MAKE ANY NECESSARY AMENDMENTS. ANY SIGNIFICANT ITEMS WHICH BECOME INACCURATE IN A MATERIAL MANNER DURING THE YEAR WILL BE PROMPTLY AMENDED AND DISCLOSED TO CLIENTS AS REQUIRED.


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          2. THE COMPLIANCE OFFICER WILL PROVIDE A COPY OF FORM ADV PART 2 TO
     EACH US CLIENT AND BE MADE AVAILABLE TO ALL ASSOCIATES ON AN ANNUAL BASIS.

     D.   CLIENT ACCOUNTS

Sprucegrove has a requirement to know your client and to provide investment advice that is suitable to the client's needs.

KNOW YOUR CLIENT AND SUITABILITY

          1. Sprucegrove or an Associate who is authorized to make investment decisions regarding a client account will:

     a. prior to opening the account, unless the client and the source of funds is known to Sprucegrove, take such steps as are necessary to identify the client and the source of the funds to satisfy the requirements of the Money Laundering and Suppression of Terrorism regulations.

     b. prior to the opening of the account, and annually thereafter, attempt to interview the client concerning the client's financial situation, individual needs and investment objectives, policies or restrictions;

     c. prior to the opening of the account, document the investment mandate in an investment management agreement

     d. at least annually attempt to determine whether there has been any change in the client's financial situation;

     e. render continuous advice as to the investment of funds based on the investment mandate and the needs of the client; and

     f. at least annually provide the client with a statement of the account and annually a review of the portfolio.

          2. Each Associate will maintain all client account documentation and statements for at least 6 years.


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COMPLIANCE/VERIFICATION

          1. THE COMPLIANCE OFFICER WILL PERFORM A REVIEW AT THE TIME OF OPENING A NEW ACCOUNT OF THE INVESTMENT MANAGEMENT AGREEMENT AND ANY DOCUMENTS OBTAINED TO MEET THE REQUIREMENTS OF MONEY LAUNDERING AND SUPPRESSION OF TERRORISM REGULATIONS.

          2. THE COMPLIANCE OFFICER WILL PERFORM A SEMI-ANNUAL REVIEW OF TRADING IN ALL CLIENT ACCOUNTS TO DETECT IRREGULARITIES AND ABUSE AND WILL PERFORM AN ANNUAL REVIEW FOR CONSISTENCY WITH INVESTMENT OBJECTIVES.

     E.   BROKERAGE (COMMISSION) ALLOCATION

As a fiduciary, Sprucegrove has an obligation to obtain best execution of client transactions under the circumstances of the particular transaction. Therefore, Sprucegrove must execute securities transactions in such manner that the client's total cost or proceeds in each transaction is the most favorable under the circumstances.

          1. Brokers will be selected on the basis of their ability to provide best execution at reasonably competitive commission rates.

          2. Subject to the foregoing and to supplement its own research and analysis in carrying out its responsibilities, Sprucegrove will allocate brokerage business to those broker/dealers which are in a position to provide research services which will be used in providing investment advice to all of its accounts.

COMPLIANCE/VERIFICATION

          1. THE COMPLIANCE OFFICER WILL PERFORM A QUARTERLY REVIEW TO EVALUATE THE EXECUTION, PERFORMANCE AND COMMISSION RATES OF BROKER/DEALERS.

     F.   ALLOCATION OF INVESTMENT OPPORTUNITIES AMONG CLIENTS

The Manager will endeavour to ensure that investment opportunities are allocated among clients on a fair and equitable basis, taking into account a client's specific objectives and circumstances. It is acknowledged that the nature and timing of investment transactions taken by the Manager for their portfolio may differ from actions taken for others. The policy of the Manager is to ensure that no client, or class of clients, is favoured with respect to investment opportunities.

To ensure fairness in the allocation of opportunities among its clients, Sprucegrove will use its best efforts to do the following:

          1. Orders entered for a specific security are consolidated and are entered simultaneously for execution at the same price. Order fills are allocated daily on a pro rata basis at the average fill price for that day. However, partial order fills on a day may be allocated to a selection of those clients if such prorating would be uneconomic, given minimum board lot sizes and client transaction costs. The Manager will attempt to ensure that such partial fills are allocated such that no client or class of clients is given preference.

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          2. In the case of a new securities issue, where the allotment received is insufficient to meet the full requirements of all accounts on whose behalf orders have been placed, allocation is made on a pro rata basis. However, if such prorating would result in an inappropriately small position for a client, the allotment would be re-allocated to another account. Over a period of time, the Manager will make its best efforts to ensure that these prorating and reallocation policies result in fair and equal treatment of all clients.

COMPLIANCE/VERIFICATION

          3. THE COMPLIANCE OFFICER WILL PERFORM A QUARTERLY REVIEW OF TRADING IN ALL CLIENT ACCOUNTS TO DETECT IMPROPER ALLOCATION OF TRADE FILLS, OR INEQUALITY OF ALLOCATION OF INVESTMENT OPPORTUNITIES UTILIZED BY ASSOCIATES.

III. SELF DEALING/PERSONAL TRADING

The SECURITIES ACT (ONTARIO) AND THE INVESTMENT ADVISERS ACT (1940) generally proscribe fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment advisors on behalf of their clients, if effected by Associates of the investment advisor or in accounts for which Associates are beneficial owners. Beneficial ownership is defined as a direct or indirect pecuniary interest, or the ability to profit from securities transactions.

The following policies shall apply with respect to self-dealing / personal trading:

          1. No Associate shall recommend any initial investment in any security or issuer by Sprucegrove for its clients without having disclosed to the Compliance Officer his beneficial ownership, if any, in such securities or the issuer thereof.

          2. An Associate will not purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transactions, will have any direct or indirect beneficial ownership, or advise someone else to purchase or sell any security, which is a Restricted Security, without the express prior approval of the Compliance Officer. Additionally, all Associate purchases of Initial Public Offerings (IPOs) and Limited Offerings will require prior approval by the Compliance Officer. The Compliance Officer personal trade requests require approval from the Chief Financial Officer.

A Restricted Security is any security which appears or should appear on the Sprucegrove Restricted List which is published at least quarterly and available to all Associates. The list will be deemed to include any security not listed that an Associate knows should be listed and any mutual fund for which Sprucegrove provides advisory services (i.e. Leith Wheeler). Associates are responsible to ensure they are aware of all Restricted Securities.


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          a.   Associates are required to obtain written pre-approval for all non-exempt trades from the Compliance Officer. Associates shall submit an email request to the Compliance Officer specifying purchase or sale, the specific securities to be traded and any relevant information that could affect the approval decision. The Compliance Officer will keep a record of all pre-approval requests, including whether such trades were approved or denied.

          b. The Compliance Officer will grant approval to an Associate to transact in a Restricted Security after the Compliance Officer has confirmed with the trader that there is no current trading in that security for clients, and with a portfolio manager that the security is not being "considered for purchase or sale". If the security is currently being traded or considered for purchase or sale, approval will be withheld until the day after the condition ceases to apply. Unless otherwise stated, trade approvals granted will be valid for three trading days.

          3. No Associate shall reveal or permit access to files which may reveal to any other person (except in the normal course of his duties on behalf of Sprucegrove) any information regarding Restricted Securities under consideration by Sprucegrove or securities being purchased or sold by Sprucegrove.

Any knowledge or information related to Sprucegrove Restricted Securities obtained by virtue of an Associates employment with Sprucegrove is considered to be intellectual property of the Firm, for which Sprucegrove is entitled to be compensated. This information should not be provided to any individual, group, fund or other third party without advance written approval from Sprucegrove. Further, Associates are prohibited from proposing the purchase or sale, or providing advice or any other proprietary information on any Sprucegrove Restricted Security to any individual, group, fund or other third party that is not a client of Sprucegrove or a member of the Associate's family. The definition of family includes grandparents, parents, children, grandchildren, siblings of yourself and your spouse

     A.   EXEMPT SECURITIES

The prohibitions of this section shall not apply to:

          1. Purchases or sales effected in any account over which the Associate has no direct or indirect control or influence;

          2. Purchases or sales of securities which are not voluntary on the part of either the Associate or Sprucegrove;

          3. Purchases which are part of an automatic dividend reinvestment plan;

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          4. Purchases effected upon exercise of rights issued by an issuer pro rata to all holders of a class of its securities to the extent such rights were acquired from the issuer and sales of such rights so acquired;

          5. Purchases or sales of Canadian or U.S. government securities, certificates of deposit, commercial paper and other similar money market instruments.

     B.   RECORD KEEPING AND REPORTING

          1. Each Associate will provide a report of all securities holdings no later than 10 days after becoming an Associate with current information produced within the past 45 days.

          2. Each Associate shall notify the Compliance Officer promptly in writing of any new trading accounts in which he or she has a "beneficial interest" and shall cause account statements detailing securities transactions and holdings to be sent to the Compliance Officer at least annually and at least quarterly when transactions occur.

          3. Each Associate will obtain and retain an email or written approval from the Compliance Officer, prior to trading any Restricted Security. The Compliance Officer shall maintain a record of all pre-approval requests, the related determination, and the reason for such determination for at least five years form the end of the fiscal year in which the request was made, the first two years in an easily accessible place.

          4. The Compliance Officer shall maintain a record of all persons, currently or within the past five years, who are required to make and submit the personal trading reports detailed herein.

     Each Associate shall keep a record of any securities transactions and holdings in which he or she has a "beneficial interest" which are not reported in 2 above. Such records shall be submitted to the Compliance Officer no later than 30 days after the end of the calendar quarter in which a transaction was effected. A disclosure statement is required upon association, and annually thereafter. The quarterly transaction reports must contain at least the following information for each transaction in a non-exempt security in which the Associate had, or as a result of the transaction acquired, any direct or indirect beneficial ownership:

          (1) the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each non-exempt security involved;

          (2) the nature of the transaction, I.E., purchase, sale or any other type of acquisition or disposition;

          (3) the price at which the transaction was effected;

          (4) the name of the broker, dealer or bank with or through which the transaction was effected; and


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          (5) the date that the report is submitted. Associates are reminded that they must also report transactions by members of the Associate's immediate family, including spouse, children and other members of the household, in accounts over which the Associate has direct or indirect influence or control. If an Associate has arranged to have monthly brokerage statements delivered to the Compliance Officer, and all trades have been effected through a broker-dealer, quarterly transaction reports are not required.

     DEFINITIONS

     5.   "Beneficial ownership" would include:

          a. ownership of securities held by an Associate for his own benefit, whether in bearer form or registered in his name or otherwise; ownership of securities held for his benefit by others such as custodians, brokers, executors, administrators or trustees, regardless of how they are registered; securities held for his account by pledgees; securities owned by a partnership in which he or she is a member and exercises a controlling influence over the purchase, sale or voting of securities; and securities owned by any corporation that he or she should regard as a personal holding corporation;

          b. securities held in the name of another where the Associate enjoys benefits substantially equivalent to ownership (e.g. application of the income derived from such securities to maintain a common home, to meet expenses that such person otherwise would meet from other sources, etc.); or the ability to exercise a controlling influence over the purchase, sale or voting of such securities; or if he or she can vest or revest title in himself or herself at once or at some future time; or, if by reason of any contract, understanding, relationship, agreement or other arrangement, he or she obtains benefits substantially equivalent to those of ownership;

          c. securities held in the name of another where the Associate provides investment advisory services other than in his or her capacity as an employee of Sprucegrove;

          d. final determination of beneficial ownership is a question to be determined in light of the facts of the particular case. Generally, an Associate is regarded as the beneficial owner of securities held in the name of his or her spouse and minor children.

     6.   A security is being "considered for purchase or sale" when:

          a. a recommendation to purchase or sell a security has been made and communicated by the portfolio manager ultimately making the decision to buy or sell such security;


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          b.   with respect to an analyst or portfolio manager making a
               recommendation or decision when he or she seriously considers making such recommendation or decision;

          c. in the five (5) business days following Sprucegrove participation in a company meeting or conference call. This is intended to provide time to assess the information received;

          d. it continues to be considered for purchase or sale through the time when a decision has been made to buy or sell a security for the portfolio of a Sprucegrove client;

          e.   until the time the proposed transaction has been implemented
		     or abandoned;

          f. until the analyst or portfolio manager decides not to recommend the purchase or sale of the security;

          g. an analyst or portfolio manager is preparing or is scheduled to prepare research on that security (as per the Restricted List).

          7. Securities which are being reviewed only as part of a general survey or other broad monitoring will not be deemed "considered for purchase or sale".

          8. A proposed transaction has been "implemented or abandoned" after Sprucegrove has established the initial position in its client portfolios, sold at any one time the desired amount in its client portfolios or decided to withdraw the order to buy or sell.

          9. "Purchase or sale of a security" includes the purchase or sale of any convertible security, option or warrant whose underlying securities are under consideration.

          10. For purposes of this section, the term "security" shall not include shares of mutual funds, registered open end investment companies or Exchange Traded Funds (ETFs), but it will include any fund that that Sprucegrove provides advisory services to (e.g. Leith Wheeler).

          11. Associates are permitted to participate in a bona-fide "investment club"-- i.e. the purpose of the club is to involve its members in sourcing, discussing and making investment decisions where no member or manager is compensated by the other members of the club. For greater clarity, an arrangement where a Sprucegrove Associate is effectively managing a fund for the club, is not considered bona-fide. Associates are prohibited from proposing the purchase or sale, or providing advice or any other proprietary information on any Sprucegrove Restricted Security to any investment club or otherwise. In the event another member of a club proposes the purchase or sale of a Sprucegrove Restricted Security, the Associate would declare their conflict and decline to discuss, advise or participate in any decision concerning that


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     security. In that case, since Associates would have no involvement in the purchase or sale decision for any Sprucegrove Restricted Security, they are not required to obtain approval for any securities trading conducted by the club. To facilitate monitoring of compliance with this policy, Associates participating in an investment club are required to cause account statements detailing Club securities transactions and holdings in equity securities to be sent to Sprucegrove's Compliance Officer and to complete and provide an Annual Investment Club Statement and Acknowledgement (see Appendix A).

COMPLIANCE/VERIFICATION

          1. THE COMPLIANCE OFFICER SHALL ENSURE THAT A COPY OF THE SPRUCEGROVE RESTRICTED LIST IS MADE AVAILABLE QUARTERLY FOR ASSOCIATE REFERENCE.

          2. THE COMPLIANCE OFFICER WILL GRANT EMAIL OR WRITTEN APPROVAL TO AN ASSOCIATE TO TRANSACT IN A RESTRICTED SECURITY AFTER THE COMPLIANCE OFFICER HAS CONFIRMED WITH A PORTFOLIO MANAGER AND THE TRADER THAT THE SECURITY IS NOT BEING "CONSIDERED FOR PURCHASE OR SALE" AND THAT SPRUCEGROVE DOES NOT HAVE ACCESS TO MATERIAL NON-PUBLIC INFORMATION REGARDING THE RESTRICTED SECURITY. IF THE SECURITY IS BEING CONSIDERED FOR PURCHASE OR SALE, APPROVAL WILL BE WITHHELD UNTIL THE DAY AFTER THE CONDITION CEASES TO APPLY.

          3. THE COMPLIANCE OFFICER WILL MAINTAIN A RECORD OF ALL REQUESTS RECEIVED FROM ASSOCIATES TO TRADE RESTRICTED SECURITIES.

          4. THE COMPLIANCE OFFICER WILL AUDIT ASSOCIATES ACCOUNT STATEMENTS TO ENSURE THAT ALL TRADES BY ASSOCIATES FOR RESTRICTED SECURITIES HAVE BEEN PROPERLY APPROVED IN ADVANCE. THE COMPLIANCE OFFICER WILL NOT PERFORM A SELF-REVIEW OF THEIR OWN REPORTS; RATHER ANOTHER INDIVIDUAL WILL PERFORM THIS TASK.

          5. THE COMPLIANCE OFFICER WILL ENSURE AMENDMENTS TO THE CODE OF ETHICS ARE PROVIDED TO ALL ASSOCIATES ON A TIMELY BASIS.

IV. RECEIPT AND USE OF MATERIAL INSIDE INFORMATION

The SECURITIES ACT (ONTARIO), THE INVESTMENT ADVISERS ACT (1940), the SECURITIES EXCHANGE ACT (1934), and the rules and regulations thereunder, make it unlawful for any person to trade or recommend trading in securities on the basis of material inside information, also known in the U.S. as material non-public information. Every investment advisor is required to establish, maintain and enforce written policies and procedures designed to prevent the misuse of material, insider information by the advisor and its associates.

     A.   REPORTING TO COMPLIANCE OFFICER

Should an Associate receive material non-public information or material inside information regarding a security, either intentionally or inadvertently, such Associate must report such receipt immediately to the Compliance Officer, who will determine whether such security should be added to Sprucegrove's Restricted Securities list. Associates may not trade in any Restricted Securities without first receiving approval from the Compliance Officer.

The Compliance Officer will also determine, based upon reported receipt of material inside information, whether any ethical or Chinese walls need to be established. The Compliance Officer may use such ethical walls for purposes other than material inside information (e.g., for trade allocation purposes) at his discretion.

     B. DEFINITIONS

For the purpose of this Code, "material inside information" is any information about a company or the market for the company's securities which is likely to affect the market price of any of the company's securities or is likely to be considered important by reasonable investors in determining whether to trade in such securities, and has not been disclosed generally to the market place. It may come directly or indirectly from the company or any third party. Trading while in possession of material inside information may result in personal liability.

          1. Information that should be presumed "material" includes, but is not limited to, dividend changes, earnings estimates, changes in earnings estimates, significant merger or acquisition proposals or agreements, tender offers, major litigation, potential financial problems, extraordinary management developments. Material information does not have to relate to a company's business.

          2. "Inside information" is information which has not been publicly disclosed. Information received about a company on a confidential basis or under circumstances which indicate that it is not yet in general circulation and that such information may be attributable, directly or indirectly, to the company (or its insiders) should be deemed to be inside information. As a rule, one should be able to point to some fact to show that the information is generally available. For example, a press release, information found in a report filed with the SEC, an announcement in the financial news services, the Globe & Mail, the Wall Street Journal, or other trade publications would be considered public.

COMPLIANCE/VERIFICATION

          1. THE COMPLIANCE OFFICER WILL PERIODICALLY, BUT AT LEAST ON A SEMI-ANNUAL BASIS, REVIEW RECORDS MAINTAINED IN CONNECTION WITH TRADING OF CLIENT ACCOUNT RECORDS FOR PATTERNS OF UNUSUAL TRADING.

V.   BUSINESS PRACTICES AND PROCEDURES

     A.   REGISTRATION REQUIREMENTS

In addition to the Ontario Securities Commission and the Securities and Exchange Commission, many jurisdictions require investment advisors and their associates to register under their securities laws. However, in many jurisdictions the term "investment advisor" is defined to exclude a person who has no place of business in the jurisdiction and whose only clients in the jurisdiction are pension and profit sharing trusts or other institutional clients.

          1. Associates will inform the Compliance Officer of any plans to market Sprucegrove's investment advisory services or otherwise conduct business in any foreign jurisdiction. The Compliance Officer will determine if and when Sprucegrove is required to register as an investment advisor in any jurisdiction. A list of jurisdictions in which Sprucegrove is authorized to conduct business as an investment advisor either through registration or an exemption is attached. (See Appendix B)

          2. Associates may not conduct investment advisory business in any jurisdiction unless Sprucegrove is registered or exempt from registration. In addition, an Associate may not conduct investment advisory business in any jurisdiction where Sprucegrove is registered unless he or she meets the registration requirements of the province or state. A list of Associate registrations is attached. (See Appendix C)

          3. Each Associate is required to immediately notify the Compliance Officer of any situation which may violate Sprucegrove's exemption from registration in any jurisdiction or any activity in which he or she is engaged which might cause suspension or loss of Sprucegrove's registration with any jurisdiction or the SEC.

     B. INFORMATION DISCLOSURE

Sprucegrove has regulatory requirements to disclose certain information to clients and potential clients.

COMPLIANCE/VERIFICATION

          1. THE COMPLIANCE OFFICER WILL ENSURE THAT REQUIRED DOCUMENTS ARE SENT TO CLIENTS ON A TIMELY BASIS AND A RECORD OF SUCH INFORMATION IS MAINTAINED FOR NOT LESS THAN 6 YEARS.

     C.   INVESTMENT MANAGEMENT AGREEMENT

          1. An approved Sprucegrove Investment Management Contract must be used by all Associates.

          2. All contracts must be reviewed and approved by the Chief Financial Officer and Compliance Officer prior to their effective date. Any amendments to the contract must also be signed by duly authorized officers of all parties to the original contract.

          3. Originals of all signed contracts will be retained by the Chief Legal Officer for at least 7 years after the client has terminated their relationship with Sprucegrove.

     D.   CORRESPONDENCE

Associates are required to maintain copies of all correspondence for not less than 6 years. Correspondence includes any written communication (including handwritten notes) sent or received by an Associate relating to:

          a. any recommendation made or proposed to be made and any advice given or proposed to be given;

          b. any receipt, disbursement or delivery of funds or securities (including exempt securities);

          c.   the solicitation and execution of advisory transactions;

          d. the placing or execution of any order to purchase or sell a security; and

          e. any notice, circular or letter offering any report, analysis, publication or other investment advisory service.


     E.   SOCIAL MEDIA

Associates are permitted to use social media for legitimate business purposes in a manner that ensures compliance with regulatory regulations and all other compliance policies and procedures (i.e. advertising, disclosure requirements, record keeping, etc.).

The use of online social networks and social media sites such as Facebook and LinkedIn have become more prominent. Associates must be conscious that information posted to social networking sites may be in the public domain and therefore may reflect on Firm's business.

Information posted in social media profiles relating to Sprucegrove should be limited to individual personal biographies and should not include information about the Firm's advisory activities, research, performance or any confidential or proprietary information unless specifically pre- approved by the Compliance Officer. Misrepresenting information about Sprucegrove is prohibited.

Electronic communications involving work-related information must be communicated using the Associate's Sprucegrove email address, to allow for capture and archiving for compliance purposes. In the event this is not possible due to a situational or system outage, and a personal email address or other method is used, the Associate must send a copy ("cc") of such communication to their work email address.

Associates should limit the use of Sprucegrove's name and their respective position within the Firm on professional work sites (e.g., LinkedIn). When an Associate references Sprucegrove, they must ensure that they do not post any information that could harm the Firm, ensure that they comply with this policy, and ensure that they do not misrepresent their job title or function.

Associates are also restricted from accepting for themselves or providing to others personal recommendation or endorsement, without the express prior consent of the Compliance Officer, as this may be construed as a "testimonial" which is prohibited under SEC regulations.

Associates will be required to attest to these social media policies on an annual basis.

COMPLIANCE/VERIFICATION

          1. THE COMPLIANCE OFFICER WILL ENSURE ALL ASSOCIATES HAVE ATTESTED TO REVIEWING AND ABIDING BY THE SOCIAL MEDIA RULES ANNUALLY.

          2. THE COMPLIANCE OFFICER MAY REQUEST ACCESS TO AN ASSOCIATE'S SOCIAL MEDIA WEBSITES IN ORDER TO MONITOR COMPLIANCE WITH THIS POLICY.

     F.   PAY TO PLAY

Investment Advisers Act (Advisers Act) Rule 206(4)-5 is intended to curtail pay-to-play practices by investment advisers that seek to manage assets of state and local governments. The Rule address pay-to-play practices which refers to investment advisers using political contributions to influence those governmental officials responsible for the hiring of investment advisers.

Any adviser who makes certain contributions to a U.S. government official who is in a position to influence the award of the government entity's business is prohibited from receiving compensation for advisory services to that government entity for two years.

The definition of a "covered associate" of an investment adviser includes any
(i) general partner, managing member, executive officer or other individual with a similar status or function, (ii) employee who solicits a government entity for the investment adviser (and any person who supervises, directly or indirectly, such an employee) or (iii) Political Action Committee controlled by the investment adviser or by any of its covered associates. Contributions by nonexecutive employees of an adviser (unless they are soliciting government entity clients) would not trigger the time-out provision, unless the adviser or any of its covered associates used the employee to indirectly make a contribution.

The rule prohibits an adviser or a covered associate from paying (or agreeing to pay), directly or indirectly, any person to solicit a government entity for advisory services on behalf of the adviser.

However, such solicitation is not prohibited if the person is:

o    A "regulated person"

o An executive officer, general partner, managing member (or person with similar status or function), or employee of the adviser ("Covered Associates").

The rule defines a "regulated person" as a registered investment adviser that has not and whose covered persons have not made, coordinated, or solicited a contribution within the last two years that would violate the Rule.

Additionally, the rule contains a catch-all provision that prohibits acts done indirectly, which if done directly, would result in a violation of the rule (i.e. funneling contributions through an Associate's household members).

Due to amendments to rule 204-2, Sprucegrove must impose additional recordkeeping obligations when investment advisory services to government entities or covered investment pools in which a government entity is an investor. Such Sprucegrove must collect and maintain:

o The names, titles, and business and residence addresses of all Covered Associates of the adviser.

o All government entities to which the adviser provides or has provided investment advisory services (directly or indirectly through a covered investment pool) in the last five years.

o All direct and indirect contributions made by the adviser or its Covered Associates to an official of a government entity or direct or indirect payments made to a political party.

o The name and business address of each regulated person to which the adviser agrees to provide direct or indirect payment to solicit a government entity.

Given the nature of the rule, all political contributions made to a U.S. government official or candidates for U.S. governmental office by an Associate or a member of an Associate's household must be pre-approved by way of written request to the Compliance Officer.

Procedure

Sprucegrove will ensure all employees are made aware of pay-to-play rules and will require "covered associates" to confirm compliance with the regulations in the annual Conflict of Interest Disclosure Statement. Further, Sprucegrove will ensure that the required information is being collected and maintained.

COMPLIANCE/VERIFICATION

          1. The Compliance Officer will review the Annual Conflict of Interest Disclosure Statements to ensure compliance with pay-to-play regulations.

          2. The Compliance Officer will review the information annually to ensure it is being maintained and updated.

     G.   ADVERTISING / SALES LITERATURE

          1. Any forms of advertising or sales literature must be approved in writing by the Compliance Officer prior to use or distribution to the public. Where applicable, the Compliance officer may pre-approve templates for use by Associates. Such templates may not be modified in any way without receiving Compliance Officer approval. Any numbers used to update templates must be accurate and the most currently available.

          a. "Advertising and Sales Literature" includes any notice, circular, letter or other written communication sent or given to more than one person which is not personalized with respect to that particular individual, or any notice or other announcement in any publication or by radio or television that offers investment advisory services.


          2. Prohibited advertising practices include, but are not limited to,:

          a.   referring to testimonials;

          b. referring to past specific recommendations unless the advisor offers to furnish a list of all recommendations made within the last year and such advertisement contains the following or similar cautionary legend on the first page: "It should not be assumed that investments made in the future will be profitable or will equal any results shown here";

          c. representing that appropriate investment decisions can be made merely by using a graph, chart, formula or other device or referring to the usefulness of such a device without prominently disclosing its limitations;

          d. stating that any report, analysis or service is free if it is not;

          e. making any "untrue statement of a material fact, or which otherwise is false or misleading". For performance results, this includes:

               (i) failing to disclose the effect of material market or economic conditions on the results portrayed;

               (ii) including results that do not reflect fees, commissions and expenses that a client would have paid;

              (iii) failing to disclose whether dividends are reinvested or not;

               (iv) making claims about profit potential without also
                    disclosing the possibility of loss;

               (v) comparing results to an index without disclosing all material facts relevant to the comparison;

               (vi) failing to disclose material conditions, objectives or investment strategies used to obtain the results portrayed.

          3. When advertising historical performance in the United States, Associates should present advisory performance data net of fees and provide the following disclosures:

          (i) All performance figures have been reduced by the highest fee applicable to any client during the applicable period.

          (ii) Actual fees charged to the client may vary depending upon the applicable fee schedule and portfolio size.

         (iii) Sprucegrove's fee schedule is available on request and further information regarding advisory fees may be found in Form ADV -- Part 2A.

          4. Associates may provide gross performance numbers to current or prospective U.S. clients, in a private and confidential one-on-one presentation, provided the following certain disclosures are included in the presentation, including:

          (i)  All performance figures are clearly labeled as "Gross" returns

          (ii) The investment advisory fee schedule is referenced and available to the client or prospect and has been included in Sprucegrove's Form ADV part 2A .

          (iii) A footnote should be included which states or is similar to, "The client's return will be reduced by the advisory fees and any other expenses that Sprucegrove may incur in the management of the investment advisory account."

          5. Associates may also provide gross performance data to consultants as long as the consultant is instructed to release the data only in accordance with the above guidelines.

          6. Associates are required to maintain copies of all sales literature, advertisements, form letters and presentation material for not less than 6 years from the end of the fiscal year during which the adviser last published or otherwise disseminated, directly or indirectly the respective documents.

          7. Associates will be required to maintain all records or documents that are necessary to form the basis for or demonstrate the calculation of the performance or rate of return used in any notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication or presentation for not less than 6 years from the end of the fiscal year during which the adviser last published or otherwise disseminated, directly or indirectly the respective documents. If a presentation or similar document contains a track record, support must be maintained for the entire track record (e.g., support for year 1 of a 10-year track record must be maintained).

COMPLIANCE/VERIFICATION

          1. THE COMPLIANCE OFFICER MUST REVIEW AND APPROVE MARKETING MATERIALS THAT DIFFER FROM PRESCRIBED TEMPLATES (EXCEPT WITH RESPECT TO UPDATING NUMBERS) TO PREVENT FALSE AND MISLEADING STATEMENTS.

          2. THE COMPLIANCE OFFICER WILL REVIEW A SAMPLE OF MARKETING DOCUMENTS ON A QUARTERLY BASIS TO ENSURE THE DOCUMENT FOLLOWS THE TEMPLATE AND ANY CHANGES MADE HAVE BEEN PRE- APPROVED.

          3. THE COMPLIANCE OFFICER WILL ENSURE THAT THE BOOKS AND RECORDS MAINTAINED, INCLUDING THE DOCUMENTS NECESSARY TO SUPPORT THE CALCULATION OF PERFORMANCE SHOWN WITHIN MARKETING MATERIALS, PROPERLY RECORD MARKETING ACTIVITIES.

          4. THE COMPLIANCE OFFICER WILL ENSURE THE APPROPRIATE CONSTRUCTION, PRESENTATION AND DISCLOSURE OF PERFORMANCE COMPOSITES.

     H.   GIFTS AND GRATUITIES

Gifts and gratuities shall include cash or items of value given or received by an Associate by virtue of their employment with Sprucegrove. Gifts shall not be deemed to include the value of a meal when consumed for business purposes with the other party.

Associates are prohibited from giving or receiving cash gifts.

Associates shall notify the Compliance Officer via email as soon as reasonably possible when a non-cash gift or gratuity is received or given if the fair market value is reasonably estimated to be greater than $200. The estimated fair market value of the gift or gratuity should include any additional costs incurred in delivering or receiving such a gift (I.E., travel expenses, lodging, etc.). Associates are not required to notify the Compliance Officer when tickets received for an event are made available to all employees in an email.

If the Compliance Officer judges that such a gift or gratuity may cause or perceive to cause a conflict of interest, he or she may request instructions by the Board of Directors as to what actions should be taken, if any. The Compliance Officer will maintain a log of all gift and gratuities requests for approval.

COMPLIANCE/VERIFICATION

          1. THE COMPLIANCE OFFICER WILL COMPILE THE INFORMATION PROVIDED IN THE NOTIFICATIONS AND SUBMIT THE LIST TO THE BOARD OF DIRECTORS AT LEAST ANNUALLY.

I.   CLIENT COMPLAINTS

A client complaint is any written statement by any client or any person acting on behalf of a client alleging a grievance involving the activities of any Associate in connection with the solicitation or execution of investment advisory services by Sprucegrove.

Any complaint should immediately be brought to the attention of the Compliance Officer by the Associate. The Compliance Officer will review and will determine the appropriate response to the complaint and, if warranted, will investigate the complaint and report any findings to the Board of Directors. The Board of Directors may recommend a disposition of the complaint or may refer the complaint to outside legal recourse for disposition.

COMPLIANCE/VERIFICATION

          1. THE COMPLIANCE OFFICER WILL MAINTAIN A RECORD OF ALL COMPLAINTS, THE INVESTIGATION OF THE COMPLAINT, THE DISPOSITION OF THE COMPLAINT AND ANY RELATED CORRESPONDENCE FOR AT LEAST 6 YEARS.

     J.   UNETHICAL PRACTICES

While the extent and nature of Sprucegrove's duties vary according to the nature of the relationship between Sprucegrove and its clients and the circumstances of each case, Sprucegrove or its Associates shall not engage in unethical business practices including, but not limited to, the following:

          1. Recommending to a client to whom investment advisory services are provided, the purchase, sale or exchange of any security without reasonable grounds to believe that the recommendation is suitable for the client on the basis of information furnished by the client after reasonable enquiry concerning the client's investment objectives, financial situation and needs, and any other information known by Sprucegrove and its Associates.

          2. Inducing trading in a client's account that is excessive in size or frequency in view of the financial resources, investment objectives and character of the account.

          3. Placing an order to purchase or sell a security for the account of a client without authority to do so.

          4. Placing an order to purchase or sell a security for the account of a client upon instruction of a third party without first having obtained a written third-party trading authorization from the client.

          5. Borrowing money or securities from a client unless the client is a broker/dealer or a financial institution engaged in the business of loaning funds.

          6. Loaning money to a client.

          7. Misrepresenting to any advisory client, or prospective advisory client, the qualifications of Sprucegrove or any employee of Sprucegrove, or misrepresenting the nature of the advisory services being offered, or fees to be charged for such service, or omitting to state a material fact necessary to make the statements made regarding qualifications, services or fees, in light of the circumstances under which they are made, not misleading.

          8. Providing a report or recommendation to any advisory client prepared by someone other than Sprucegrove without disclosing that fact.

          9. Charging a client an unreasonable advisory fee that does not correspond to our fee schedule.

          10. Failing to disclose to clients in writing before any advice is rendered, any material conflict of interest relating to Sprucegrove or any of its employees which could reasonably be expected to impair the rendering of unbiased and objective advice including any compensation arrangements in connection with advisory services to clients which are in addition to compensation from such clients for such services.

          11. Guaranteeing a client that a specific result will be achieved (gain or loss) with advice which will be rendered.

          12. Disclosing the identity, affairs or investments of any client unless required by law to do so or unless consented to by the client.

          13. Taking any action, directly or indirectly, with respect to those securities or funds in which any client has any beneficial interest, when the action is subject to and does not comply with the requirements of the Investment Advisers Act (1940).

          14. Entering into, extending or renewing any investment advisory contract other than an approved contract.

          15. Representing or implying in any manner that Sprucegrove has been sponsored, recommended or approved by the OSC, or the SEC, or that the OSC, or the SEC has passed upon the abilities or qualifications of any individual associated with Sprucegrove.

          16. Representing that any Associate is an investment counsel unless a substantial part of his or her time is spent rendering investment advisory services.

          17. Participating in a private securities transaction without providing prior written notice to the Compliance Officer describing in detail the proposed transaction, the Associate's role in the transaction, and any selling compensation in connection with the transaction. A "private securities transaction" shall mean any securities transaction outside the regular course of scope of an Associate's employment excluding personal transactions and transactions among immediate family members for which no compensation is received.

          18. Making false, misleading, deceptive, exaggerated or flamboyant representations or predictions in the solicitation or sale of investment advisory services.

          19. Establishing fictitious accounts in order to execute transactions which would otherwise be prohibited.

          20. Converting client funds to his, her or its own use.

          21. Employing any scheme or artifice to defraud Sprucegrove, its clients or prospective clients.

          22. Making, to Sprucegrove or its clients or prospective clients, any untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

          23. Engaging in any act, practice or course of business which operates or would operate as a fraud or deceit upon Sprucegrove, its clients or prospective clients.

          24. Engaging in any manipulative practice with respect to Sprucegrove, its clients or prospective clients.

     K.   CONFIDENTIALITY.

Associates have written employment or other agreements with Sprucegrove that contain confidentiality provisions, which govern the use of Sprucegrove's confidential information. All Associates are expected and required to protect Sprucegrove's trade secrets and other confidential information.

     All confidential and proprietary information learned or developed by a Supervised Person while employed by or associated with Adviser is at all times Adviser's exclusive property, unless agreed otherwise. Unless appropriate in connection with his or her job responsibilities, an Associate may not release to any person not associated with Sprucegrove (except to those concerned with the transaction or entitled to the information on behalf of the client or to those providing legal, accounting, administrative or other services to the pertinent client) any information relating to: (1) client securities holdings; (2) transactions executed for any client; (3) client trading decisions, strategies or trading techniques; (4) any information regarding the counterparties to any client transaction; (5) non-public data furnished to Sprucegrove by any client, agent or contractor; (6) fund investor lists, files or other fund investor information; (7) Sprucegrove promotional material; (8) fund offering memoranda and other offering documents; (9) vendor names; (10) Sprucegrove business records, personnel information, financial information, leases, software, licenses, agreements, computer files and business plans; and (11) the analyses and other proprietary data or information of Sprucegrove. All such information, whether or not material and whether about clients, Associates or other persons, is strictly confidential. An Associate also must not contravene the provisions of any confidentiality agreement to which Sprucegrove or the Associate is a party.

     An Associate must inform the Compliance Officer or a member of Associate's senior management promptly if he or she discovers that someone else is making or threatening to make unauthorized use or disclosure of confidential or proprietary information or is otherwise violating any Sprucegrove policy. Associates are not prohibited from reporting suspected securities law violations to applicable regulators, including the U.S. Securities and Exchange Commission, and in doing so may need to share Sprucegrove's confidential information. If sharing confidential information with a regulator, the Associate must indicate to the regulator that the information is confidential.


L. RECORDKEEPING

The Compliance Officer will keep a copy of each Code of Ethics that is in effect, or at any time within the past five years was in effect, in an easily accessible place.

APPENDIX

     A.   ANNUAL COMPLIANCE DECLARATION

                      Annual Compliance Declaration (20xx)

Name: ______________________________

                                                                                   Initials
I. Code of Ethics

I have read the Sprucegrove Investment Management Limited Code of
Ethics, dated Xxxxxxxx 20xx, and have retained a copy for my guidance. I
understand the requirements set forth in the Code and agree to abide by them.   ______________

Code of Ethics and Standards of Professional Conduct (CFA Institute)

I have read the Code of Ethics and Standards of Professional Conduct (CFA
Institute). I understand the requirements set forth and agree to abide by them. ______________

II. Material Inside Information Disclosure

I have read Section IV of the Code regarding the Receipt and Use of Material
Inside Information and understand that I am prohibited from using such information for my benefit or disclosing such information for the benefit of
another.                                                                        ______________

IV. Compliance with Code Disclosure

I understand that I am obligated to report to the Compliance Officer all violations, or potential violations of the Code of Ethics, and I hereby confirm
that I have fulfilled my responsibility in this regard.                         ______________

V. Confidentiality

I understand that information about Sprucegrove and its clients, portfolios, research and its corporate affairs are confidential and I will not disclose such information to any third party other than to a regulator with the purpose
of reporting suspected securities law violations without express permission.    ______________

                                                                                   Initials
VI. Confidential Personal Information

I acknowledge that Sprucegrove maintains personal information including date of birth and SIN. This information is used solely for payroll and employee
benefit purposes.                                                               ______________

VII. Social Media Policy

I acknowledge that I have read and understood Sprucegrove's policy regarding the use of social media tools and agree to abide by them. These rules
are maintained in Sprucegrove's Code of Ethics.                                 ______________

VIII. Pay-to-Play

I acknowledge that I have read and understood Sprucegrove's policy regarding pay-to-play rules. These rules are maintained in Sprucegrove's Code
of Ethics.                                                                      ______________

IX. Trading Account Disclosure

I am the "beneficial owner" (defined in the Code of Ethics) of the following securities trading accounts. I have arranged for account statements be sent to
the Compliance Officer for audit.                                               ______________

__________________________________________   ___________________________________

__________________________________________   ___________________________________

__________________________________________   ___________________________________

X. Significant Beneficial Ownership Disclosure

I am the "beneficial owner" (defined in the Code of Ethics) of voting securities carrying more than 10% of the voting rights of the following
companies:                                                                      ______________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


XI. Disclosure of Regulatory Matters

This statement covers the period from January 1, 20xx to December 31, 20xx.

RELATIONSHIP DISCLOSURE

1.   Are you involved in any outside employment, position or business
     relationships?                                                             Yes [ ]    No [ ]

GIFTS AND GRATUITIES

2.   During the 20xx calendar year, did you receive any payments, gifts, entertainments or other favours from third parties in your capacity as an
     Associate of Sprucegrove with a value in excess of $200? Gifts shall not be deemed to include the value of a meal with the donor, or tickets for an
     entertainment or sporting event.                                           Yes [ ]    No [ ]

3.   During the 20xx calendar year, did you give any payments, gifts, entertainments or other favours to third parties in your capacity as an
     Associate of Sprucegrove with a value in excess of $200? Gifts shall not be deemed to include the value of a meal with the donor, or tickets for an
     entertainment or sporting event.                                           Yes [ ]    No [ ]

CODE OF ETHICS

4.   During the period, were you convicted of or did you plead guilty or no
     contest to any felony or misdemeanours?                                    Yes [ ]    No [ ]

5.  Were you or any organization over which you exercised management
    or policy control charged with any felony or misdemeanour?                  Yes [ ]    No [ ]

6.  Has any court:

    (a) enjoined you in connection with any investment related activity?        Yes [ ]    No [ ]

    (b) found that you were involved in a violation of investment related
        statutes or regulations?                                                Yes [ ]    No [ ]

7. Did any federal, provincial or state regulatory agency or self-regulatory organization:

     (a)  find you to have made a false statement or omission or been
          dishonest, unfair or unethical?                                       Yes [ ]    No [ ]

     (b)  find you to have been involved in a violation of investment related
          statues, rules or regulations?                                        Yes [ ]    No [ ]

    (c) find you to have been the cause of an investment related business having its authorization to do business denied, suspended,
        revoked or restricted?                                                  Yes [ ]    No [ ]

    (d) deny, suspend or revoke your license or registration?                   Yes [ ]    No [ ]

    (e) discipline you by expelling or suspending you or restricting your
        activities?                                                             Yes [ ]    No [ ]

    (f) prevent you from associating with an investment related
        business?                                                               Yes [ ]    No [ ]

8.   Did any foreign government, court, regulatory agency or exchange enter an
     order against you related to investments or fraud?                         Yes [ ]    No [ ]

9.   Were you subject to an investment-related consumer-initiated complaint or
     proceeding that:                                                           Yes [ ]    No [ ]

    (a) alleged compensatory damages of $10,000 or more, fraud or
        wrongful taking of property?                                            Yes [ ]    No [ ]

    (b) was settled or decided against you for $5,000 or more, or found
        fraud or the wrongful taking of property?                               Yes [ ]    No [ ]

10.  Are you now the subject of any complaint investigation or proceeding that
     could result in a "yes" answer to numbers 4-9 of this questionnaire?       Yes [ ]    No [ ]

XI.   Disclosure of Regulatory Matters

11.  Has a bonding company denied, paid out on, or revoked a bond for you?      Yes [ ]    No [ ]

12.  Do you have any unsatisfied judgments or liens against you?                Yes [ ]    No [ ]

13.  Have you or a firm that you exercised management or policy control over or owned 10% or more of the securities of failed in business, made a compromise with creditors, filed a bankruptcy petition, been declared bankrupt, had a receivership trustee appointed or a direct payment
     procedure begun?                                                           Yes [ ]    No [ ]

This statement covers the period from January 1, 20xx to December 31, 20xx.

14. During the period, were you discharged or permitted to resign from an entity (i.e. not-for-profit organization, investment club or committee, etc. ) because you were accused of:

     (a)  violating investment-related statutes, regulations, rules or industry
          standards of conduct?                                                 Yes [ ]    No [ ]

    (b) fraud or wrongful taking of property?                                   Yes [ ]    No [ ]

    (c) failure to supervise in connection with investment-related
        statues, regulations, rules or industry standards of conduct?           Yes [ ]    No [ ]

ILLEGAL/DISHONEST WORK BEHAVIOUR

15.  During 20xx, were you involved in breaching any security laws or
     committing any work related dishonest behaviour.                           Yes [ ]    No [ ]

16.  During 20xx, did you witness or suspect any of your colleagues from breaching any security laws or committing any work related dishonest
     behaviour?                                                                 Yes [ ]    No [ ]

Please provide additional information for any question above for which you responded "Yes".

#_______________   _____________________________________________________________

                   _____________________________________________________________

#_______________   _____________________________________________________________

                   _____________________________________________________________

#_______________   _____________________________________________________________

                   _____________________________________________________________

#_______________   _____________________________________________________________

I certify, that to the best of my knowledge, the information provided above is true and correct.

                                      __________________________________________
                                      Signature

                                      __________________________________________
                                      Date

     B.   SPRUCEGROVE REGISTRATIONS

In Canada, Sprucegrove is currently registered in the Provinces of Ontario, Alberta, British Columbia, Manitoba, New Brunswick, Newfoundland and Labrador, Nova Scotia, Quebec and Saskatchewan as an Investment Fund Manager and Portfolio Manager.

In the U.S., Sprucegrove is registered as an investment adviser with the U.S. Securities and Exchange Commission (the "SEC"). As an SEC-registered adviser, Sprucegrove may conduct business throughout the United States and does not need to make any filings with any state regulatory body in the U.S. unless Sprucegrove either has a place of business in a particular state or has more than five clients resident in a particular state. If either of these two criteria are met, then the applicable state law should be reviewed to determine whether Sprucegrove must make a notice filing with the state.

Sprucegrove's investment adviser representatives (which include only those supervised persons who meet with, solicit or communicate with clients who are natural persons) may become subject to state registration requirements; however, because Sprucegrove has a very limited number of non-institutional U.S. clients, no representatives are currently subject to state registration requirements.

Sprucegrove and its representatives are subject to state laws prohibiting fraud or deceit.

     C.   ASSOCIATE REGISTRATIONS

Shirley Woo

Craig Merrigan

Erik Parnoja

Arjun Kumar

Chris Rankin

Subhash Mehta

Anthony Shapiro

     D.   Annual Investment Club Statement and Acknowledgement

Annual Investment Club Statement and Acknowledgement

I am a member of the __________________________________________________________
[Investment Club] the "Club". I confirm that the purpose of the Club is to involve its members in sourcing, discussing and making investment decisions. I agree that I will not propose, advise, provide proprietary information or participate in any decision concerning any Sprucegrove Restricted Security. In the event another member proposes the purchase or sale of such security, I will declare my conflict and decline to participate in any discussions or decision concerning that security. The Club acknowledges that my participation is in a personal capacity and not as an Advisory Associate of Sprucegrove. The Club acknowledges that Sprucegrove bears no responsibility and shall not be held liable for any advice or participation that I provide as a member of the club. I understand that since I will have no involvement in the purchase or sale decision for any Sprucegrove Restricted Security, I am not required to obtain approval for trading of these securities by the Club. I agree to cause account statements detailing Club securities transactions and holdings in equity securities to be sent to Sprucegrove's Compliance Officer:


Signed: Advisory Associate

Acknowledged: Investment Club                              Date:


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